AMENDED AND RESTATED PROXY AND STOCK OPTION AGREEMENT


                  THIS PROXY AND STOCK OPTION AGREEMENT (this "Agreement"), dated as of November 19, 1997, amends and restates the Proxy and Stock Option Agreement, dated as of October 7, 1997, by and between Avi Arad ("Stockholder"), and secured creditors of Marvel Entertainment Group, Inc., a Delaware corporation ("Marvel") and certain of its direct and indirect subsidiaries who become parties to this Agreement by executing and delivering a separate Consenting Lender Execution Page in the form attached as Exhibit 1 to this Agreement (the "Consenting Lenders").

                  WHEREAS, concurrently herewith, Toy Biz, Inc., a Delaware corporation ("Toy Biz" or the "Company"), various secured creditors of Marvel and certain of its direct and indirect subsidiaries and the Panini Lenders (as defined in the Plan of Reorganization referred to below) that are parties thereto propose to enter into an amended and restated master agreement (the "Master Agreement") providing for the filing of a joint plan of reorganization (the "Plan of Reorganization") and the combination of Marvel and Toy Biz (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") whereby shares of Class A Common Stock, par value $.01 per share ("Common Stock") of Toy Biz issued and outstanding as of the effective date of the Merger (excluding Common Stock held in treasury by Toy Biz or owned by Marvel or its affiliates) will be converted into shares of common stock of the combined corporation ("Newco"); and

                  WHEREAS, Stockholder owns (beneficially or of record) as of the date hereof 4,150,000 shares of Common Stock (collectively with any other shares of Common Stock beneficially owned by Stockholder, the "Existing Shares", and together with any shares of Common Stock acquired or beneficially owned by Stockholder after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

                  WHEREAS, a Proxy and Stock Option Agreement, dated as of the date of this Agreement, is being entered into by and among Isaac Perlmutter, Isaac Perlmutter T.A. and Zib Inc. (collectively, "Perlmutter") and various secured creditors of Marvel relating to the shares of Common Stock owned by Perlmutter (the "Perlmutter Agreement"); and

                  WHEREAS, the Consenting Lenders are expected to or have entered into the Master Agreement in reliance on Stockholder's covenants hereunder;


639992.13

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, it is agreed as follows:

                  1. Proxy. Stockholder hereby appoints the Designated Consenting Lender as the lawful proxy for Stockholder to vote all of the Shares which Stockholder is entitled to vote, or which Stockholder controls, directly or indirectly, in each case, for and in the name, place and stead of Stockholder, at any annual, special or other meeting of the stockholders of Toy Biz and at any adjournment thereof, or pursuant to any consent in lieu of a meeting, at which meeting or in connection with which consent action shall be taken, and such proxy shall be for the sole purpose of acting (a) in favor of the transactions contemplated by the Master Agreement and the Plan of Reorganization, including the Merger; (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Toy Biz under the Master Agreement or any agreement contemplated thereby, including the Merger Agreement;
(c) against any action or agreement that would, directly or indirectly, impede, interfere with, delay, postpone or attempt to discourage the Merger or confirmation of the Plan of Reorganization, including, but not limited to: (i) any extraordinary corporate transaction (other than the Merger), such as a merger, other business combination, reorganization or liquidation involving Toy Biz or its subsidiary; (ii) a sale or transfer of a material amount of assets of Toy Biz or its subsidiary except as otherwise described on Schedule 1 in the Disclosure Schedule separately delivered by the Stockholders with this Agreement;(iii) any change in the management or board of directors of Toy Biz, except as otherwise agreed to in writing by a Requisite Amount of the Consenting Lenders (as defined in Section 11); (iv) any change in the present capitalization or dividend policy of Toy Biz; or (v) any other change in Toy Biz's corporate structure or business; and (d) in favor of any other action, directly or indirectly, necessary or appropriate to effect the Merger in accordance with the terms of the Merger Agreement or confirmation of the Plan of Reorganization. The foregoing proxy, which is coupled with an interest and therefore not terminable by Stockholder without the consent of all of the Consenting Lenders, will remain in effect during the term of this Agreement. "Designated Consenting Lender" means a Consenting Lender designated in writing by a Requisite Amount of the Consenting Lenders who agrees to act as agent for the Consenting Lenders hereunder.

                  2.       Option to Purchase and Sell.

                  2.1. Grant of Option. Stockholder hereby grants to the Consenting Lenders an irrevocable option (the "Option") to purchase all, but not less than all, of the Shares, on the terms

639992.13
                                       -2-
and subject to the conditions set forth herein. The Option shall be exercisable only if (a) the Master Agreement is terminated pursuant to Section 7.1(d) of the Master Agreement (a "Toy Biz Breach Event") (other than as a result of a breach or failure by Toy Biz to perform or comply with any of its covenants or agreements contained in the Master Agreement which (i) (x) occurs after there has been a change in control of Toy Biz (as defined below) and (y) is caused by the action or inaction of the new board of directors or new management of Toy Biz or (ii) occurs as a result of an order of any court of competent jurisdiction preventing Toy Biz from complying with the Master Agreement or consummating the Plan of Reorganization based wholly or in part on any contention that the board of directors of Toy Biz which approved the Master Agreement was not the duly authorized board of directors of Toy Biz at such time (a "New Management Breach"))or (b) if there is a Stockholder Breach Event. The right of the Consenting Lenders to exercise the Option shall be in addition to, and shall in no way limit, their rights against Toy Biz for breach by Toy Biz of the Master Agreement, against Stockholder for breach by Stockholder of this Agreement, or against Perlmutter for breach by Perlmutter of the Perlmutter Agreement, and shall be in addition to their rights under Section 14 of this Agreement. A change in control shall mean a determination of any court that the board of directors of Toy Biz which approved the Master Agreement was not at such time the duly authorized board of directors of Toy Biz.

                  2.2. Exercise of Option. The Option may be exercised only by action of a Requisite Amount of the Consenting Lenders at any time after the occurrence of (i) a Toy Biz Breach Event which is not a New Management Breach or
(ii) a Stockholder Breach Event, prior to the termination of this Agreement pursuant to Section 5 hereof. A "Stockholder Breach Event" means (i) a material breach by Stockholder or a failure of Stockholder in any material respect to perform or comply with any of his covenants and agreements contained herein, and/or(ii) a breach by Stockholder of his representations and warranties contained herein in any material respect if such breach has not been cured within 10 days of notice by the Consenting Lenders of such breach. A Requisite Amount of the Consenting Lenders may exercise the Option by sending a written notice of such exercise to Stockholder specifying a date (not less than two business days nor more than twenty days from the date such notice is given) for the closing of such purchase (the "Closing"). The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m. on the day specified in such notice or at such other place, and at such other time or date as the parties hereto may agree. At the Closing, Stockholder shall deliver to the Designated Consenting Lender, as agent for the Consenting Lenders, all of the Shares by delivery of certificates evidencing such Shares, properly endorsed by Stockholder and accompanied by such stock powers and

639992.13
                                       -3-
other documents as may be necessary to transfer record ownership of the Shares into the Designated Consenting Lender's name on the stock transfer books of Toy Biz, together with evidence of payment of all applicable transfer and documentary stamp taxes and other fees. At the time of the Closing, Stockholder agrees that (i) he shall promptly resign as a director of Toy Biz, (ii) the Stockholders' Agreement, dated as of March 2, 1995, by and among Isaac Perlmutter, Isaac Perlmutter T.A., Zib Inc., Stockholder, Marvel and Toy Biz (the "Stockholders Agreement"), if still in effect, shall be terminated as to Stockholder, and (iii) the Voting Trust Agreement, dated as of March 2, 1995, by and among Marvel, Stockholder and Toy Biz (the "Voting Trust Agreement"), if still in effect, shall terminate, with the result that the shares of class B common stock of Toy Biz ("Class B Common Stock") held by the voting trust established thereunder shall be deemed transferred to Marvel.

                  2.3.     Payments.

                  (a) Purchase Price. The purchase and sale of the Shares pursuant to the Option shall be at a purchase price of $4.00 per Share (the "Purchase Price"). At the Closing, the Designated Consenting Lender, as agent for the Consenting Lenders, shall pay to Stockholder in cash by wire transfer or by certified or bank check payable to the order of Stockholder an amount equal to the product of the Purchase Price multiplied by the number of Shares sold pursuant to this Section 2.

                  (b) Adjustments. If at any time the outstanding shares of Common Stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or if a stock dividend thereon is declared with a record date prior to the termination of this Agreement, then the number of shares of Common Stock subject to the option and the per share consideration to be paid by the Designated Consenting Lender, upon exercise of the Option (but not the total purchase price) shall be appropriately and equitably adjusted so that the Designated Consenting Lender shall receive upon exercise of the Option the number and class of shares or other securities or property that the Designated Consenting Lender would have received in respect of the Shares that the Designated Consenting Lender is entitled to purchase upon exercise of the Option if the Option had been exercised immediately prior to such event.

                  3. Representations and Warranties of Stockholder. Stockholder represents and warrants to each of the Consenting
Lenders as follows:

                  3.1. Ownership of Shares. On the date hereof the Shares are, and on the date of the Closing all Shares owned by Stockholder on such date will be, owned of record or beneficially

639992.13
                                       -4-
by Stockholder, free and clear of all liens, charges, encumbrances, voting agreements or commitments of any kind, and constitute, and will constitute, all of the shares of Common Stock or preferred stock of Toy Biz owned of record or beneficially by Stockholder. Stockholder does not have any options, warrants or rights to purchase or acquire, any additional shares of Common Stock or preferred stock of Toy Biz.

                  3.2. Power; Binding Agreement; Non-Contravention. Stockholder has full legal right, power and authority to enter into and perform all of his obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally or general principles of equity. Neither the execution of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will (i) if Stockholder is an entity, conflict with or result in any breach of any provision of the certificate of incorporation, by-laws or similar governing documents of such Stockholder, (ii) require any consent or approval of or filing with any governmental or other regulatory body except for the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filings required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of his properties or assets. The execution delivery and performance of this Agreement by the Stockholder do not breach, violate, conflict with or constitute a default under any material agreement to which the Stockholder is a party.

                  3.3. Shares. Stockholder has, and on the date of the Closing hereunder Stockholder will have, good, valid and marketable title to the Shares free and clear of all liens, encumbrances, restrictions and claims of every kind (other than the encumbrance created by this Agreement and restrictions on resale imposed by the Securities Act of 1933, as amended). There are no outstanding options, warrants or rights to purchase or acquire, or agreements relating to, the Shares (other than this Agreement or as disclosed herein).

                  3.4. Title. The delivery of the Shares to the Designated Consenting Lender, as agent for the Consenting Lenders, hereunder will transfer to the Consenting Lenders good, valid and marketable title to the Shares, free of all liens, encumbrances, restrictions and claims of every kind, other than restrictions on resale imposed by the Securities Act of 1933, as amended.

639992.13
                                       -5-

                  3.5. Finder's Fees. No person is, or will be, entitled to any commission or finder's fees from Stockholder in connection with this Agreement or the transactions contemplated hereby.

                  3.6 No Ownership of Marvel Claims. The Stockholder does not own or have any interest of any kind in respect of (including, without limitation, any control thereof), directly or indirectly, any Claims against, or Equity Interests in, any of the Debtors (as those terms are defined in the Plan of Reorganization) except as disclosed on Schedule 3.6 included in the Disclosure Schedule.

                  The Consenting Lenders acknowledge that Toy Biz is engaged in litigation with Marvel concerning the status of Toy Biz' class B common stock and its Stockholders Agreement (the "Stockholder Agreement Litigation"). The representations in this Section 3 are qualified by the Stockholder Agreement Litigation solely with respect to the Stockholder's ability to vote the Shares.

                  4. Conditions to Closing. (a) The obligations of the parties to close hereunder shall be subject to the conditions that there shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction in effect which prohibits the consummation of the transactions contemplated herein. Stockholder and the Consenting Lenders agree that they will not seek, will oppose, and will seek the immediate lifting of, any such injunction or order.

                  (b) The obligation of the Consenting Lenders to close the exercise of the Option pursuant to Section 2 shall be subject to the additional condition that all representations and warranties of Stockholder shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing.

                  5. Termination. This Agreement shall terminate on the earlier of: (i) the Effective Time (as defined in the Merger Agreement),(ii) the termination of the Master Agreement for a reason other than (x) a Toy Biz Breach Event which is not a New Management Breach, or (y) a Stockholder Breach Event,
(iii) 90 days after the termination of the Master Agreement as a result of (x) a Toy Biz Breach Event which is not a New Management Breach, or (y) a Stockholder Breach Event, provided that if there is an order or injunction issued by a court of competent jurisdiction in effect on that 90th day which prohibits the exercise of the Option, that 90 day period shall be extended for an additional 60 days to a total of 150 days after the termination of the Master Agreement, or
(iv) at the discretion of Stockholder, if the Consummation Date has not occurred by September 21, 1998.


639992.13
                                       -6-

                  6. Expenses. Each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

                  7. Certain Covenants of Stockholder. (i) Except in accordance with the provisions of this Agreement, Stockholder agrees, while this Agreement is in effect, that he shall not:

                  (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares except pursuant to this Agreement;

                  (b) grant any proxies (other than the proxy granted hereunder), deposit any Shares into a voting trust or enter into a voting agreement or otherwise transfer or convey any voting rights with respect to any Shares;

                  (c) solicit or initiate, or encourage or support the submission of, any plan of reorganization with respect to Marvel, other than the Plan of Reorganization contemplated by the Master Agreement;

                  (d) take any action, directly or indirectly, in conflict or inconsistent with Stockholder's obligations hereunder;

                  (e) acquire, directly or indirectly, any Claims against, any interest therein, or Equity Interests in, any of the Debtors; or

                  (f) take any action, directly or indirectly, that would cause Toy Biz to breach or fail in any material respect to perform or comply with any of its covenants and agreements contained in the Master Agreement or to breach its representations and warranties contained in the Master Agreement in any material respect.

                  (ii) Stockholder agrees, while this Agreement is in effect, to promptly notify the Designated Consenting Lender of the number of any new shares of Common Stock acquired by him after the date hereof.

                  8. Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive the Closing hereunder and any investigation at any time made by or on behalf of any party.


639992.13
                                       -7-

                  9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to any Consenting Lender:

                           To the address of that Consenting Lender set forth adjacent to the signature of that Consenting Lender on the signature pages to this Agreement with a copy to:

                           Chaim Fortgang
                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York
                           Telephone No.:            (212) 403-1000
                           Telecopy No.:             (212) 403-2000

                  if to Stockholder, to:

                           Avi Arad
                           1698 Post Road East
                           Westport, CT  06880
                           Telephone No.:
                           Telecopy No.:

                           with copies to:

                           Daniel Golden
                           Stroock & Stroock & Lavan
                           180 Maiden Lane
                           New York, New York 10004
                           Telephone No.:  (212) 806-5423
                           Telecopy No.:   (212) 806-6006

                           and:

                           Lawrence Mittman
                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York 10022
                           Telephone No.: (212) 856-7177
                           Telecopy No.:  (212) 856-7807

                  10. Entire Agreement. This Agreement, together with the documents expressly referred to herein, constitutes the

639992.13
                                       -8-
entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                  11. Amendment; Waiver; Action of Requisite Amount of the Consenting Lenders. This Agreement may be modified, amended, altered, supplemented or waived only in a writing signed by the Stockholders and all Consenting Lenders. A "Requisite Amount of the Consenting Lenders" means Consenting Lenders who hold at least two-thirds in principal amount of the Fixed Senior Secured Claims (as defined in the Plan of Reorganization) held by all of the Consenting Lenders as shown on the Consenting Lender Execution Pages signed by the Consenting Lenders.

                  12. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and the rights of the Consenting Lenders hereunder may be assigned by the Consenting Lenders without the prior written consent of Stockholder.

                  13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  14.      Remedies.

                  14.1. Specific Performance and Liquidated Damages. The parties agree that it would be difficult, if not impossible, to calculate the damages that would be suffered by the Consenting Lenders as a result of a breach of this Agreement by Stockholder or a Toy Biz Breach Event and that the Consenting Lenders would suffer irreparable damage in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that:

                  (a) The Consenting Lenders shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the state of Delaware or New York or in any Delaware state court. The parties agree that the foregoing remedies of specific performance are not exclusive and are in addition to the right of the Consenting Lenders to seek any other remedies to which they are entitled at law or in equity.

                  (b) Upon the occurrence of a Toy Biz Breach Event, the Consenting Lenders shall be entitled to the payment of liquidated damages from Stockholder and Perlmutter, on a joint and several

639992.13
                                       -9-
basis, in the aggregate amount of $10,000,000 if Toy Biz breaches its obligations under Article 6 of the Master Agreement, provided that if there has not been a Stockholder Breach Event, Stockholder shall have no liability for such liquidated damages if the breach by Toy Biz is a result of an Adverse Order (as defined in the Master Agreement) or if a change in control of Toy Biz, as defined in Section 2.1 of this Agreement, has occurred. The payment of such liquidated damages shall be in lieu of any other claim for money damages by the Consenting Lenders against the Stockholder and Perlmutter as a result of the Toy Biz Breach Event, but shall be in addition to the right of the Consenting Lenders to seek any remedies to which they are entitled against Toy Biz and, in the event of a Stockholder Breach Event, against Stockholder.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

                  16. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in another jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  17. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                  18. Third-Party Beneficiaries; No Impairment of Stockholder Agreement Litigation. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein or be construed as an admission of any fact or conclusion of law by Toy Biz or Stockholder with respect to any issue in the Stockholder Agreement Litigation, or in any other legal action which is pending now or at any time in the future.

                   19. Legend. As soon as practicable after the execution of this Agreement, Stockholder shall cause the following legend to be placed on the certificates representing the Shares:


639992.13
                                      -10-

         The shares of common stock represented by this certificate are subject to the terms of an Amended and Restated Proxy and Stock Option Agreement, dated as of November 19, 1997, by and between Avi Arad, the Consenting Lenders and the Panini Lenders who are parties thereto (the "Agreement"), and are held and may not be transferred or encumbered, except in accordance therewith. No registration or transfer will be recorded on the books of Toy Biz, Inc. unless the transfer is made to a transferee who agrees to be bound by the Agreement.



639992.13
                                      -11-

                  IN WITNESS WHEREOF, the Consenting Lenders have caused this Proxy and Stock Option Agreement to be executed by their respective duly authorized officers by their execution and delivery of a Consenting Lender Execution Page as described in the preamble to this Agreement, and Stockholder has duly executed this Agreement, as of the date and year first above written.


                                                     AVI ARAD



                                                     /s/Avi Arad
                                                     --------------------------

                                                                      EXHIBIT 1

                        CONSENTING LENDER EXECUTION PAGE


By signing below, the undersigned is hereby executing and agreeing to be bound by the (a) Amended and Restated Master Agreement (the "Master Agreement"), dated as of November 19, 1997, by and among (i) Toy Biz, Inc., (ii) certain secured creditors of Marvel Entertainment Group, Inc. and certain of its direct and indirect subsidiaries (the "Marvel Debtors"), and (iii) the Panini Lenders (as defined in the Plan of Reorganization referred to in the Master Agreement), (b) Amended and Restated Proxy and Stock Option Agreement, dated as of November 19, 1997, by and among Isaac Perlmutter, Isaac Perlmutter, T.A. and Zib, Inc. and certain secured creditors of the Marvel Debtors, and (c) Amended and Restated Proxy and Stock Option Agreement, dated as of November 19, 1997, by and among Avi Arad and certain secured creditors of the Marvel Debtors. This Consenting Lender Execution Page shall be deemed to be a signature page to each of the agreements listed above and the undersigned shall be deemed to have signed each as a "Consenting Lender."



                                           Name of Consenting Lender:

                                           -------------------------------


                                           By:____________________________
                                           Name:
                                           Title:

                                           Address for Notices:

                                           -------------------------------
                                           -------------------------------
                                           Telephone No.:_________________
                                           Telecopy No.:__________________

                                           Principal amount of Fixed
                                           Senior Secured Claims owned
                                           or beneficially owned and
                                           which is consenting as set
                                           forth above: $__________.


                                      -13-

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